UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 18, 2008
ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

685 Route 202/206, Bridgewater, New Jersey	08807

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (908) 541-8600

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 16, 2008, the Compensation Committee of the Board of Directors of Enzon Pharmaceuticals, Inc. (“Enzon”) approved and on June 18, 2008, Enzon entered into an Amended and Restated Employment Agreement with Craig A Tooman, Enzon’s Executive Vice President of Finance and Chief Financial Officer (the “Amended and Restated Agreement”). The Amended and Restated Agreement amends and restates that certain Employment Agreement by and between Enzon and Mr. Tooman dated as of January 5, 2005 (the “Original Agreement”), as amended on June 10, 2005 (the “Amendment”), which Original Agreement and Amendment were previously filed as exhibits to Enzon’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 filed on February 9, 2005 and its Annual Report on Form 10-K for the fiscal year ended June 30, 2005 filed on September 29, 2005, respectively.
     The Amended and Restated Agreement expands Mr. Tooman’s employment duties as Executive Vice President of Finance and Chief Financial Officer to include oversight of Enzon’s human resources and information technology functions, with the senior most officers of such departments reporting directly to Mr. Tooman. In addition, Mr. Tooman shall receive an increase in his annual base salary from $484,000 to $505,000. His target cash bonus and maximum cash bonus remain equal to sixty percent (60%) of his annual base salary and one hundred twenty percent (120%) of his annual base salary, respectively.
     A copy of the Amended and Restated Agreement is attached hereto as Exhibit 10.29 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description

10.29	Amended and Restated Employment Agreement dated as of June 18, 2008, by and between Enzon Pharmaceuticals, Inc. and Craig A. Tooman

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 20, 2008	By:	/s/ Jeffrey H. Buchalter
Jeffrey H. Buchalter
Chairman, President and Chief Executive Officer